UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 14, 2007

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 14, 2007, the Board of Directors (“Board”) of Semtech Corporation (the “Company”) adopted the policy described below regarding the compensation of Directors that are not employed by the Company or any of its subsidiaries (“non-employee directors”). There are currently eight non-employee directors on the Board.

Cash Retainer Fees. Effective beginning July 1, 2007, the retainer fees for non-employee directors of the Company will be as follows:

Description	Annual Amount
Annual Retainer	$45,000
Additional Retainer for Chairman of the Board	$50,000
Committee Chair Retainer (Standing Committees)
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating & Governance Committee	$10,000
Finance	$10,000
Committee Retainer (Standing Committees)
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating & Governance Committee	$5,000
Finance	$5,000

The Committee Retainer will be payable to each member of the respective Committee who is not also the Chair of that Committee. The Chair of a particular Committee will be entitled to receive only the Committee Chair Retainer for that particular committee.

For the period commencing July 1, 2007 and ending June 30, 2008, the retainer fees payable to certain non-employee directors of the Company will be reduced by the amount of retainer fees attributable to the director’s services for this period that has previously been foregone by the director in exchange for the grant of a stock option in fiscal year 2003. For Rockell N. Hankin, the amount of the foregone retainer is $30,000 and for each of Glen M. Antle, James P. Burra, James T. Lindstrom, John L. Piotrowski and James T. Schraith, the amount of the foregone retainer is $20,000.

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Non-employee directors of the Company are also reimbursed for their reasonable expenses to attend meetings of the Board and related committees and otherwise attend to Company business.

Equity Award Grants. The following equity award grant policies were adopted effective June 14, 2007. The equity awards will be made from the Company’s stockholder-approved Long Term Stock Incentive Plan or any successor plan designated by the Board (“Plan”).

Initial Option Grant. Each non-employee director who first joins the Board after June 14, 2007 (who was not immediately prior to joining the Board an employee of the Company or one of its subsidiaries) will receive an option to purchase 20,000 shares of the Company’s common stock upon his or her initial election or appointment to the Board. These options will vest in annual installments over the four-year period following the grant date beginning on the first anniversary of the grant date.

Semi-Annual Option Grants. On each January 1 and July 1, each non-employee director then in office will receive an option to purchase 5,000 shares of the Company’s common stock. These options will vest in annual installments over the four-year period following the grant date, beginning on the first anniversary of the grant date. This is a continuation of a Company practice in effect for many years.

Annual Stock Unit Grant. On each July 1, each non-employee director then in office will also receive an award of restricted stock units. The number of restricted stock units will be determined by dividing $70,000 by the closing price of the Company’s common stock on the grant date, rounded down to the nearest whole share. The restricted stock units will vest over the one -year period following the grant date. Vested restricted stock units will be paid in cash upon the termination of the director’s service with the Company.

Initial Option Grants and Semi-Annual Option Grants will be subject to the terms and conditions set forth in the Form of Director Stock Option Award Certificate attached as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 12, 2007. Annual Stock Unit Grants will be subject to the terms and conditions set forth in the Form of Non-Employee Director Stock Unit Award Certificate attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Form of Non-Employee Director Stock Unit Award Certificate

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description of Document

Exhibit 10.1	Form of Non-Employee Director Stock Unit Award Certificate

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